Exhibit 99.1

AGREEMENT

THIS AGREEMENT (“Agreement”), made and entered into as of this 2nd day of March, 2006 by and between INTERNATIONAL MONITORING, INC., a Florida corporation (“Seller”), and DEVCON SECURITY SERVICES CORP., a Delaware corporation (“Buyer”) or its assigns.

W I T N E S S E T H:

WHEREAS, Seller is in the business of monitoring security systems (hereinafter “Business”); and

WHEREAS, Seller has entered into various security monitoring contracts with security subscribers in Dade, Broward, Palm Beach and Orange Counties, Florida; and

WHEREAS, Seller desires to sell and assign to Buyer and Buyer desires to buy and accept from Seller only Seller’s security monitoring contracts described on Exhibit “A” attached hereto and made a part hereof.

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties, intending to be legally bound, agree as follows:

1.                                       TRANSFER OF CONTRACTS AND COMMUNICATORS

1.1                                 Assignment of Contracts:  Subject to the conditions precedent set forth herein, Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer those Contracts of Seller described on Exhibit “A” attached hereto and made a part hereof which will comprise all of the contracts owned by Seller as of the closing date as listed on Exhibit “A-1” and Exhibit “A-2”. The contracts listed on Exhibit “A-1” and Exhibit “A-2” are collectively referred to in this Agreement as the (“Contracts”). Exhibit “A-1” shall represent the Eligible Contracts as defined in this Agreement. Exhibit “A-2” shall represent the Ineligible Contracts as defined in this Agreement. Said assignment of Contracts shall be made by Seller to the Buyer on the Closing Date (hereinafter defined) by an absolute assignment from Seller to Buyer of such Contracts (hereinafter “Assignment”), which Assignment shall be in the form attached hereto and made a part hereof as Exhibit “B”.

In addition to the delivery of the Assignment at closing by Seller in favor of Buyer, Seller shall also deliver at closing all billing records, credit reports, building permits files, addresses and phone numbers pertaining to the Contracts which are the subject of this Agreement.

1.2                                 Transfer of Equipment and Communicators:  Subject to the conditions precedent set forth herein, Seller hereby agrees to sell, assign, transfer and convey to Buyer all of that equipment and communicators located at the security subscribers locations pertaining to the Contracts which are transferred hereunder (hereinafter “Communicators”) which are owned by the Seller. Said sale of the Equipment and Communicators shall be evidenced by a Bill of Sale absolute delivered from Seller to Buyer on the Closing Date which shall be in the form attached hereto and made a part hereof as Exhibit “C”.

1.3                                 Transfer of Other Assets:  Subject to the conditions precedent set forth herein, INTERNATIONAL MONITORING, INC. hereby agrees to sell, assign, transfer and convey to Buyer the right to use the name “INTERNATIONAL MONITORING” and any variations thereof in connection with the continued conduct of the Contracts by Buyer, as well as any other trademarks or trade names used in connection with the Contracts, any non-compete, non-solicit and/or confidentiality agreements, or goodwill rights as a result of business acquisitions or from employment arrangements.

1.4                                 Obligations and Liabilities Assumed: Buyer shall assume all liabilities and obligations under, relating to, arising from or associated with the Contracts and the Equipment and Communicators with respect to periods after the Closing Date.

2.                                       CLOSING

2.1                                 Closing Date:  Unless extended by the mutual agreement of the Seller and the Buyer, the closing of this Agreement shall occur forty five (45) days after the date of this Agreement April 17, 2006 (the “Closing Date”), in the offices of Buyer or at such other location as mutually agreed to by Buyer and Seller. In the event the Closing does not occur on or before the Closing Date, then this Agreement shall automatically terminate, and neither Buyer nor Seller shall have any obligations hereunder, except for Buyer’s obligations pursuant to Section 5.2 hereof, which shall continue until the date which is two (2) years after the date of this Agreement. In addition, Seller shall reimburse Buyer up to $10,000.00 for out-of-pocket costs and expenses related to due diligence incurred by Buyer in connection with its investigation of the Business should the transaction not close due to the fault of Seller.

2.2                                 Closing Conditions:  The Closing is specifically conditioned upon each of the following, any of which can be waived by Buyer in its sole discretion:  (i) Buyer will have satisfactorily completed its due diligence; (ii) all of Seller’s representations, warranties and covenants contained in this Agreement will be true, correct and complete; (iii) no material adverse change will have occurred in the Contracts to be Acquired from the date of this Agreement through Closing, nor will Seller have sold any portion of the Contracts to be Acquired; and (iv) Seller will have delivered all of the documents and instruments required by this Agreement. The parties agree to act in good faith to complete this transaction as soon as possible.

2.3                                 Liabilities:  Buyer will not assume or become responsible for any of the liabilities incurred in connection with the Contracts to be Acquired or Seller’s business for the period on or prior to the Closing Date.

3.                                       CONSIDERATION

3.1                                 Consideration:  The consideration for the Seller’s Assignment of the Contracts and the transfer of the Communicators to the Buyer shall be calculated in accordance with Exhibit “D” attached hereto. The list of Contracts to be transferred hereunder and described on Exhibit “A” shall be finally determined by Seller and Buyer not less than five (5) days prior to the Closing Date and the Consideration shall be determined on said date. Buyer shall deliver to Seller a written calculation of the Consideration to be paid by Buyer on the Closing Date, including the amount of Consideration attributable to each Contract. This calculation shall be delivered five (5) days before the anticipated Closing Date.

Notwithstanding anything herein or in any exhibit hereto to the contrary, during the period of time between the Closing Date and the date which is ninety (90) days thereafter (the “Subsequent Payment Date”), Seller may take any action it deems necessary or advisable in order to qualify any Ineligible Contract (as hereinafter defined) as of the Closing Date as an Eligible Contract (as hereinafter defined) as of the Subsequent Payment Date. On the Subsequent Payment Date, Buyer shall pay to Seller the Consideration with respect to all Contracts which were Ineligible Contracts on the Closing Date but which Contracts become Eligible Contracts on or prior to the Subsequent Payment Date. As used herein (i) an “Ineligible Contract” is a Contract for which Buyer is not obligated to pay Seller any Consideration in accordance with Exhibit “D”; and (ii) and “Eligible Contract” is a Contract for which Buyer is obligated to pay to Consideration to Seller in accordance with Exhibit “D”.

On the Closing Date Buyer shall pay to Seller the Consideration described above by way of a wire transfer subject to any adjustments or prorations described herein.

3.2                                 Guarantee:  THE CORNWALL GROUP, INC. shall execute this Agreement to evidence its agreement to execute such guaranty and deliver to Buyer on the Closing Date. A guaranty to be signed by THE CORNWALL GROUP, INC. shall be in the form of guaranty attached hereto and made a part hereof as Exhibit “E”.

4.                                       PRORATION OF INCOME

Seller and Buyer acknowledge and agree that Seller has collected prepaid monitoring fees from the Contracts for monitoring services to be rendered subsequent to the Closing Date. Not later than five (5) days prior to Closing, Seller shall provide a schedule of Contracts for which prepaid monitoring fees have been collected and Buyer shall be entitled to a credit or reduction on the closing statement of the Consideration in such amount.

5.                                       INVESTIGATION PERIOD

5.1                                 From the date of execution of this Agreement (hereinafter “Effective Date”), and for a period up until the Closing Date, (hereinafter “Investigation Period”), Buyer shall be entitled to examine the company documents of the Seller pertaining to the Contracts to be assigned to the Buyer hereunder. In addition, Buyer may perform other investigative techniques as it deems necessary as part of its due diligence work. Such documents and investigative techniques shall include but not be limited to the following:

(a)                                  All written monitoring Contracts with subscribers, including all amendments and modifications thereof;

(b)                                 A schedule of the names, addresses and telephone numbers of all contract subscribers whose Contracts are being transferred;

(c)                                  All financial information pertaining to the Contracts to be transferred hereunder, including payment histories of such Contracts;

(d)                                 All original electrical permits for the installation of the security systems; and

(e)                                  Telephone inquiries and local on-site visits, prior to Closing in order to verify the accuracy of Seller’s representations and warranties.

Prior to the expiration of the Investigation Period, Buyer, in Buyer’s sole and absolute discretion, may provide written notice of Buyer’s cancellation of this Agreement. In the event Buyer provides written notice of Buyer’s cancellation of this Agreement, this Agreement shall be null and void and of no effect whatsoever. In the event no notice of cancellation is given by Buyer within forty five (45) days from the execution of this Agreement, this Agreement shall remain in full force and effect; provided that Buyer’s obligations pursuant to Section 5.2 hereof shall continue until the date which is two (2) years after the date of this Agreement.

5.2                                 Buyer agrees that, for a period of two (2) years after the date of this Agreement, Buyer shall not disclose to any person or entity for any reason any of the information, data or records provided by Seller or any of its officers, directors, employees, agents or representatives to Buyer pursuant to this Section 5 (the “Confidential Information”). Buyer may not use the Confidential Information for any purpose other than the evaluation of the transactions contemplated by this Agreement.

6.                                       SELLER’S REPRESENTATIONS, WARRANTS AND COVENANTS

Except as set forth on the Seller’s Disclosure Schedule (the “Disclosure Schedule”) to be delivered by Seller to Buyer and attached to this Agreement ten (10) days prior to the Closing Date, Seller hereby represents, warrants and covenants that, as of the Closing Date:

6.1                                 Existence and Power:  Seller is a corporation duly organized and validly existing under the laws of the State of Florida as of the date of execution of this Agreement, with full power under its Articles of Incorporation and Bylaws to carry on its Business as now being conducted and to enter into and to perform this Agreement. Seller has the authority to enter into this Agreement and to complete the sale of the Contracts to be Acquired, and that in doing so, it will not violate any agreement, order or law.

6.2                                 Binding Agreement:  The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered to Buyer and constitutes a legal, valid and binding agreement of Seller, enforceable in accordance with its terms.

6.3                                 No Violation:  The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, violate, contravene, or conflict with or result in a material breach of or constitute a default or accelerate the performance required under (i) any writ, order, judgment or decree of any court, arbitrator or governmental agency applicable to Seller; (ii) Seller’s Articles of Incorporation and Bylaws; (iii) to the best of Seller’s knowledge, any law, rule or regulation applicable to Seller or to the operation of the Business; or (iv) any mortgage, deed of trust, lien, lease, restriction or other contract or agreement to which Seller is a party.

6.4                                 Contracts:  All of the Contracts described on Exhibit “A” attached hereto and made a part hereof which are the subject of this transaction are evidenced by written contracts (hereinafter “Contracts”), and said Contracts are fully assignable to Buyer by Seller. To the best of Seller’s knowledge: (i) each Contract is in full force and effect and is unimpaired by any acts or omissions of Seller or Seller’s partners, employees or agents; (ii) there has not occurred as to any Contract any material default by Seller or the subscriber or any event which, with the lapse of time or otherwise will become a material default of such Contract; (iii) is not automatically void or terminable by any customer as a result of the entrance by Buyer into this Agreement or the consummation of the transactions contemplated hereby; (iv) Seller has not received any written notice that a customer, whose contract is being purchased under this Agreement, has filed for protection under federal bankruptcy laws or that an involuntary proceeding under federal bankruptcy laws has been filed against any such customer; (v) Seller has not received a notice of cancellation from any customer under any Contracts, nor, to Seller’s knowledge, does any customer or Seller intend to cancel any such Contract; and (vi) all of Seller’s customers have a history of prompt payment (within ninety (90) days of the due date of Seller’s invoice).

6.5                                 Litigation:  There is no litigation, action, suit, investigation or other proceeding pending or, to the best of Seller’s knowledge, threatened that may give rise to any claim against any of the Contracts.

6.6                                 Financial Information:  To the best of Seller’s knowledge and belief, all financial information Seller has furnished Buyer or that Buyer has inspected pursuant to Paragraph 5 above is true, complete and correct in all material respects and fairly presents the information intended to be disclosed.

6.7                                 Maintenance of Accounts Prior to Closing:  Between the Effective Date of this Contract and the Closing Date:

(a)                                  Seller has operated and will operate the Business in the usual, regular and ordinary manner; and, to the extent consistent with such operation, has used commercially reasonable efforts to (i) preserve Seller’s present business organization intact to service the Contracts; and (ii) preserve Seller’s business relationship with customers and in the Contracts, and others having business dealings with it.

(b)                                 Seller will advise Buyer of any material changes in any of the Contracts and any cancellation of such Contracts.

6.8                                 No Brokers or Commissions:  Seller has engaged Robert Perry in connection with this transaction and no commissions are due to be paid by Seller to any other broker other than Robert Perry on Closing of this Agreement.

6.9                                 Tax Matters:  All federal, state, local and foreign tax returns and tax reports required to be filed at any time with respect to the business and assets of Seller have been filed, all of the foregoing are true, correct and complete, and all amounts shown as owing thereon have been paid. Copies of such returns have been or will be provided to Buyer and are true and correct in all material respects.

6.10                           Exclusivity:  For the period from the date hereof until the Closing Date, Seller has not, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, (x) initiated, solicited, encouraged or otherwise facilitated any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of debt or equity securities, sale of material assets or similar business transaction involving the Contracts or Business, (y) furnished any non-public information concerning the Contracts or Business to any party (other than the Buyer) for the purpose of evaluating such transaction or (z) engaged in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

6.11                           Warranties:  All manufacturers’ warranties applicable to any of the Contracts to be acquired are freely assignable to Buyer.

6.12                           Rescission:  Seller has provided each residential customer with the 3-day right of rescission in strict compliance with the provisions of 16 C.F.R. Part 429 (Cooling-Off Period for Door-to-Door Sales) and any applicable state laws. Seller acknowledges that any failure on its behalf to strictly comply with these regulations and laws may allow the customer to cancel the contract. Seller further acknowledges that Buyer desires to avoid any risk or liability that might arise as a result of any such rescission or cancellation.

6.13                           Attrition:  Seller’s gross attrition rate over the past two (2) years has not exceeded fifteen percent (15%) per year, and no one Contract represents more than 1% of Seller’s RMR as defined on Exhibit “D”.

6.14                           Accounts Receivable:  Seller has not paid, nor has Seller permitted anyone affiliated with it to pay, any of Seller’s accounts receivable between the Contract Date and the Closing Date.

6.15                           Rates:  Seller has not changed its customer rates between the Contract Date and Closing Date, and Seller has not increased more than ten percent (10%) of its customer rates in the past twelve (12) months.

6.16                           Franchise:  Seller is not a party to any franchise, license, distributor or other similar type of agreement. Seller acknowledges that its representations, warranties and covenants will survive the Closing and any investigations made by Buyer.

6.17                           Information:  No statement or information furnished to Buyer in connection with this Agreement contains any untrue statement or omits to disclose a material fact in order to provide a prospective purchaser of the Contracts to be acquired with any necessary information about the Contracts to be acquired.

6.18                           Alarm Systems:  All of the customers’ alarm systems are in good working order and condition and have been installed and operated in accordance with all applicable rules, standards and regulations; and none of such alarm systems have a history of excessive false alarms.

6.19                           Consents:  There are no third-party consents required and no one has a right of first refusal to purchase the Contracts to be acquired.

6.20                           Title:  Seller has good and marketable title to the Contracts to be Acquired, free and clear of any encumbrances, liens or other restrictions.

7.                                       BUYER’S REPRESENTATIONS, WARRANTIES AND COVENANTS

Buyer hereby represents, warrants and covenants as follows:

7.1                                 Existence and Power:  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power under its Articles of Incorporation and Bylaws to enter into and to perform this Agreement.

7.2                                 Binding Agreement:  The execution, delivery and performance of this Agreement and the other instruments contemplated by this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered to Seller and constitutes the legal, valid and binding agreement of Buyer.

7.3                                 No Violation:  The execution, delivery and performance of this Agreement by Buyer and the consummation of the transaction contemplated hereby will not, with or without the giving of notice or the lapse of time or both, violate, contravene or conflict with or result in a breach of or constitute a default under (i) any writ, order, judgment or decree of any court arbitrator or governmental agency applicable to Buyer; (ii) Buyer’s Articles of Incorporation or Bylaws; (iii) any contract, lease or other agreement to which Buyer is a party or by which Buyer is bound; or (iv) to the best of Buyer’s knowledge, any law, rule or regulation applicable to Buyer.

7.4                                 Litigation:  There is no action, suit, investigation or other proceeding pending or threatened that may adversely affect Buyer’s ability to perform its obligations hereunder in accordance with the terms hereof, and Buyer is not aware of any facts that could reasonably result in any such proceeding.

7.5                                 No Brokers or Commissions:  Buyer has engaged no brokers, finders or similar individuals in connection with this transaction and no commissions are due to be paid by Buyer on closing of this Agreement.

8.                                       CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

As a condition precedent to Buyer’s obligation to close, each of the following shall be true and correct as of the date of Closing:

8.1                                 Accuracy of Seller’s Representations:  All of the representations and warranties of Seller as described in Paragraph 6 above shall be true and correct as of the Closing Date.

8.2                                 Contracts Unencumbered:  All of the Contracts listed on Exhibit “A” attached hereto and made a part hereof shall be free and clear of any and all liens or encumbrances whatsoever and Seller shall have delivered an absolute assignment of said Contracts in favor of

Buyer. Seller shall also have executed a Bill of Sale absolute in favor of Buyer for the Equipment and Communicators described in Paragraph 1.2 above.

(a)                                  Title to Contracts; Liens:  Seller owns outright and has good title to all of the Contracts, free and clear of any claim, lien or other encumbrance. Upon delivery of and payment for the Contracts as herein provided, Buyer will acquire all of Seller’s right, title and interest thereto, free and clear of any claim, lien or other encumbrance.

8.3                                 Customer Relationships:  Exhibit “H” sets forth a true and complete list of the ten (10) customers in the Business who accounted for the largest portion of the revenue of the Seller attributable to the Business for fiscal year 2006. Except as set forth on the Disclosure Schedule, to the best knowledge of the Seller, each such customer is credit worthy, is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind, and is not experiencing financial difficulties that could affect the collectability of payments due from such customer. Except as set forth on the Disclosure Schedule, the Seller’s relationships with its customers, suppliers, distributors, licensors and licensees are generally good commercial working relationships. Except as set forth on the Disclosure Schedule, no such entity has canceled or otherwise terminated its relationship with the Seller or has during the last twelve (12) months, materially altered its relationship with the Seller. Except as set forth on the Disclosure Schedule, the Seller does not know of any plan or intention of any such third party, and has not received any written threat or notice from any such third party, to terminate, cancel or otherwise materially modify its relationship with the Seller.

8.4                                 Seller’s Deliveries:  Ten (10) days prior to the Closing Date, Seller shall have delivered to Buyer each of the following items:

(a)                                  Alarm call-out information for each of the Contracts listed on Exhibit “A” attached hereto and made a part hereof;

(b)                                 Copies of electrical permits for the installation of the security system;

(c)                                  Alarm signal information for each of the Contracts described on Exhibit “A” attached hereto and made a part hereof;

(d)                                 A complete subscriber list, including the name, address and phone number pertaining to each of the Contracts listed on Exhibit “A” attached hereto and made a part hereof;

(e)                                  Original executed Contracts with subscribers;

(f)                                    A certified copy of a resolution of the Board of Directors of Seller authorizing the execution and delivery of this Agreement by Seller; and

(g)                                 Copies of all legal documents showing the transfer of title for any accounts acquired by Seller that are being conveyed under this agreement. Such legal documents shall include Bill of Sale and Assignment of Contracts documents.

8.5                                 Insurance:  Notwithstanding anything contained herein to the contrary, Buyer’s obligation to close this transaction is contingent upon Seller maintaining security monitoring liability insurance on an “occurrence” basis related to the Contracts on Exhibit “A” satisfactory to Buyer. Seller shall provide to Buyer representative copies of the Contracts, and Buyer shall submit such copies to its present insurance carrier for review and approval of the Contract form. In the event that the Buyer’s present insurance carrier does not approve the Contract form, Buyer may terminate this Agreement.

8.6                                 Signals:  Seller shall cause test signals to be sent to Buyer’s central station from each and every Contract included on Exhibit “A” prior to the Closing Date. The test signals must be recent (within a twelve month period). All Contracts must be monitored at Buyer’s central station ten (10) days prior to the Closing Date.

9.                                       INTENTIONALLY OMITTED

10.                                 TELEPHONE LINES

In addition to the assignment of the Contracts and the transfer of the Communicators by the Seller to the Buyer, Seller shall also transfer to Buyer on the Closing Date all of Seller’s right, title and interest to any and all telephone lines utilized by the Communicators to transmit signals to the central station more particularly described on the attached Exhibit “F”. In the absence of such transfer of telephone lines, Seller shall reprogram all Communicators to Buyer’s central station on Buyer’s telephone lines.

11.                                 SUBSCRIBER PAYMENTS RECEIVED BY SELLER SUBSEQUENT TO CLOSING

Any and all subscriber payments pertaining to the Contracts transferred under this Agreement which are made to the Seller subsequent to the Closing Date shall either be restrictively endorsed by the Seller and forwarded to the Buyer or Seller shall remit Seller’s own check to Buyer for such payment within seven (7) days from the Seller’s receipt of such payment. Seller and Buyer shall both use their best efforts to notify the customers whose Contracts have been transferred from the Seller to the Buyer of such transfer and cooperate in advising the customer of the new owner of the Contracts.

12.                                 NON-SOLICITATION

On or prior to the Closing Date, Seller covenants and agrees that Seller, its parent company or The Cornwall Group, Inc. shall directly or indirectly for its own account or either as agent, servant, employee or independent contractor, or as a shareholder of any corporation, partner of any partnership or member of any firm, contract and/or solicit the business of any of Buyer’s Clients. The term “Buyer’s Clients” means any individual or entity who has a contract for services with the Seller which are being sold, assigned and/or transferred to the Buyer under this Agreement or any other Agreement as well as any other individual or entity purchasing the services of the Buyer at the time of this Agreement or in the future. In addition, neither Seller nor its parent company or The Cornwall Group, Inc. shall service or provide maintenance to any Contracts purchased by Buyer without the prior consent of Buyer. All Officers, Directors and Shareholders will execute the attached Non-Solicitation and Non-Disclosure Agreement attached as Exhibit “G”. Seller will use its commercially reasonable efforts to obtain Non-Solicitation and Non-Disclosure Agreements from key employees.

13.                                 GENERAL PROVISIONS

13.1                           Bulk Sales Act:  Seller does not believe that the provisions of any bulk sales or fraudulent conveyance statute are applicable to the transaction contemplated by this Agreement, and agrees to indemnify and hold Buyer harmless against any cost or expense as a result of any failure to comply with any such statute.

13.2                           Expenses:  Except as otherwise provided herein, each party shall pay its own expenses incident to the negotiation and preparation of this Agreement and the transaction contemplated hereby.

13.3                           Notices:  All notices, requests, demands and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally with a receipt, when delivered by an overnight courier service or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

(a)                                  To Buyer:

Sheldon Katz, Vice President

Devcon Security Services Corp.

595 S. Federal Highway

Suite 500

Boca Raton, FL 33432

(b)                                 To Seller:

Ron Farrell, Chairman of the Board

International Monitoring, Inc.

6990 S.W. 8th Street, Second Floor

Miami, FL 33144

Either party may change its address for notices by written notice to the other given pursuant to this paragraph.

13.4                           Prior Negotiations:  This Agreement supersedes in all respects all prior and contemporaneous oral and written negotiations, understandings and agreements between the parties with respect to the subject matter hereof. All of said prior and contemporaneous negotiations, understandings and agreements are merged herein and superseded hereby.

13.5                           Entire Agreement; Amendment:  This Agreement and the exhibits to this Agreement set forth the entire understanding between the parties in connection with the transaction contemplated herein, there being no terms, conditions, warranties or representations other than those contained herein, referenced herein or provided for herein. Neither this Agreement nor any term or provision hereof may be altered or amended in any manner except as an instrument in writing signed by the party against whom the enforcement of any such change is sought.

13.6                           Exhibits:  The exhibits and Disclosure Schedules attached hereto or referred to herein are a material part of this Agreement, as if set forth in full herein. In the event the Disclosure Schedules or any exhibit is not attached hereto at the time of execution of this Agreement, Seller shall attach such exhibit as soon as practicable following the date of execution of this Agreement but no later than ten (10) days prior to the Closing Date. All Disclosure Schedules, exhibits, and other attachments are incorporated by reference.

13.7                           Assignment:  This Agreement may not be assigned in whole or in part by Seller without the prior written consent of Buyer. Buyer may assign this Agreement to any wholly owned subsidiary or its parent company.

13.8                           Survival of Representations and Warranties:  Unless otherwise specifically noted herein, the several representations, warranties and covenants of the parties contained herein shall survive the closing for a period of twenty four (24) months from the Closing Date. Thereafter neither party shall have any liability to the other based upon any of the representations, warranties and covenants set forth herein.

13.9                           Number and Gender:  Whenever the context so requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be construed to mean or include any other gender or genders.

13.10                     Venue and Governing Law:  This Agreement is to be construed under and governed by the laws of the State of Florida and venue for the enforcement of this Agreement shall be solely and exclusively in Palm Beach County, Florida.

13.11                     Indemnification:  Seller will indemnify Buyer and Buyer’s affiliates for any damages, losses or liabilities claimed or actually incurred by Buyer arising out of Seller’s activities prior to or as of Closing (whether or not disclosed to Buyer in this Agreement), including any liabilities arising as a result of third-party claims or claims relating to the non-payment of taxes (all for the applicable statute of limitations period plus 60 days) or as a result of any Seller misrepresentations or breaches hereunder (for a period of two (2) years after Closing), including reasonable attorneys’ fees whether from in-house or outside counsel. Notwithstanding anything herein to the contrary, the total aggregate amount of liability of Seller under this Section 13.11 shall not exceed 60% of the Consideration paid by Buyer hereunder.

13.12                     Arbitration:  Any disputes arising hereunder will be settled by arbitration in Palm Beach County Florida in accordance with the rules of the American Arbitration Association for Commercial Arbitration. Seller and Buyer agree that such location is the most convenient forum for both parties. Such arbitration will be final and binding on Buyer and Seller, no appeals may be taken there from and judgment upon any award rendered may be entered in any court having jurisdiction therefore. Notwithstanding the foregoing, Buyer will always have the right to seek and enforce specific performance of Seller’s obligations under this Agreement in any court having jurisdiction therefore without the posting of a bond or other security.

13.13                     Prevailing Party:  In the event of a dispute between the parties entering into this Agreement, the prevailing party will be entitled to recover its costs and expenses including attorney’s fees.

14.                                 MISCELLANEOUS

(a)                                  Confidential:  Except as required to be disclosed pursuant to the federal securities laws, the parties agree to keep the terms of this Agreement confidential.

(b)                                 Searches:  Seller acknowledges that it has the responsibility to document that the Contracts to be Acquired are free and clear of all liens and encumbrances by delivering to Buyer the results of lien searches (UCC, federal and state tax liens, and judgments). Seller shall pay all costs associated with UCC and/or tax lien searches performed by Buyer in order to complete any purchases of Contracts from Seller.

(c)                                  Transfer Taxes:  Seller will be responsible for the payment of any and all sales or other transfer taxes or charges in connection with this transaction.

(d)                                 Waiver:  No failure or delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver.

(e)                                  Severability:  If any provision of this Agreement is found to be invalid, all of the remaining provisions of this Agreement will nonetheless remain in full force and effect.

(f)                                    Counterparts:  This Agreement may be executed in counterparts, all of which together will constitute one document.

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

INTERNATIONAL MONITORING, INC.
WITNESSES:	a Florida corporation, Seller

	By:	/s/ Ronald Farrell
RON FARRELL, CHAIRMAN OF THE BOARD

DEVCON SECURITY SERVICES CORP.
WITNESSES:	a Delaware corporation, Buyer

	By:	/s/ Sheldon Katz
SHELDON KATZ, VICE PRESIDENT

JOINDER

THE CORNWALL GROUP, INC. agrees to execute the guaranty attached hereto as Exhibit “E” at closing.

THE CORNWALL GROUP, INC.

By:	/s/ Ron Farrell